UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2017
VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD #200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Subsidiaries of VRTA and VRTB were the previous owners of the buildings. Starting on or about January 2016, the subsidiaries sold the buildings to  Stable [[the Company]] and reserved an option to repurchase the buildings within one year of the closing of the sale [[to the Company]]. The new agreements entered into with Stable [[the Company]], the Seller and Par 3 terminate the repurchase option, require the payment of $2 million up-front and [[instead substitute the ability for]] enable the Buyer to purchase Seller's membership interest on or before January 28, 2018 and Par 3's membership interest on or before January 28, 2020 with proceeds derived from the sale of the buildings.

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2017, Corporate Center Sunset, LLC, a Delaware limited liability company ("Buyer"), which is owned 72% by Vestin Realty Mortgage II, Inc., a Maryland corporation ("VRTB") and 28% by Vestin Realty Mortgage I, Inc., a Maryland corporation ("VRTA"), entered into a Membership Interest Purchase Agreement (the "Agreement") with DT Grat CS, LLC, a Nevada limited liability company ("Seller"), Stable Properties CC, LLC, a Nevada limited liability company ("Stable"), and Par 3 Nevada, LLC, a Nevada limited liability company ("Par 3").
The Agreement provides for the Buyer to purchase Seller's 87.5% membership interest in Stablewhich owns  six buildings  previously purchased from a subsidiary of VRTA and VRTB.  The buildings are 8880 West Sunset Road, Las Vegas, Nevada, 8860 West Sunset Road, Las Vegas, Nevada, 8930 West Sunset Road, Las Vegas, Nevada, 8945 West Post Road, Las Vegas, Nevada, 8905 West Post Road, Las Vegas, Nevada and 8925 West Post Road, Las Vegas, Nevada.  The purchase price for Seller's membership interest is $14,741,070, subject to certain adjustments.  As part of the purchase, the Buyer deposited $2,000,000 as a non-refundable deposit which  will be credited against the purchase price upon the closing.  The closing is scheduled to occur on or before January 28, 2018, subject to certain extensions.  Prior to the closing, the Buyer may also arrange for the sale of any one or more of the buildings. A portion of the proceeds from any such sale will be used to pay down the purchase price until the purchase price is paid in full, at which time the Buyer will own Seller's 87.5% membership interest in Stable.

Also, on January 24, 2017, the Buyer entered into a membership interest purchase agreement (the "Par 3 Agreement") with Stable and Par 3 for Par 3's 12.5% membership interest in Stable .  The purchase price for Par 3's membership interest is $2,034,000.  The closing is scheduled to occur on or before January 28, 2020, subject to certain extensions.  Once the Seller has been paid in full by the Buyer , , a portion of the proceeds from any building sales  will be used to pay down the Par 3 purchase price until the purchase price is paid in full, at which time the Buyer will own Stable , including  any remaining buildings not sold.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits.

No.	Exhibit
10.1	Membership Interest Purchase Agreement DT GRAT CA, LLC
10.1	Membership Interest Purchase Agreement Par 3 Nevada, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, LLC., its sole manager

Date: February 1, 2017	By	/s/ Michael Shustek
Michael Shustek
Chief Financial Officer